Exhibit 10.2

Execution Version

CONSOLIDATED, AMENDED AND RESTATED PROMISSORY NOTE

$60,000,000.00	October 2, 2026

FOR VALUE RECEIVED, VIREO PROPERTY HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), VIREO PROPERTY HOLDINGS NEW YORK, LLC, a Delaware limited liability company (“Holdings NY”), VIREO PROPERTY HOLDINGS FLORIDA, LLC, a Delaware limited liability company (“Holdings FL”), 256 COUNTY ROUTE 117 PERTH LLC, a Delaware limited liability company (“NY PropCo”), 160 COMFORT ROAD, LLC, a Delaware limited liability company (“FL PropCo”, and together with Holdings, Holdings NY, Holdings FL and NY PropCo, jointly, severally and collectively, the “Borrowers”, which expression shall include Borrowers’ permitted successors and assigns), each having a principal address at 207 S. 9th Street, Minneapolis, MN 55402, JOINTLY AND SEVERALLY, UNCONDITIONALLY PROMISE TO PAY TO THE ORDER OF NEEDHAM BANK, a Massachusetts commercial bank (“Lender,” which expression shall include Lender’s successors and assigns), having an address of 100 Worcester St, Suite 300, Wellesley, MA 02481, or such other place as Lender or other holder hereof may specify in writing, the principal sum of SIXTY MILLION AND 00/100 DOLLARS ($60,000,000.00) (the “Loan”), together with interest and other fees, charges, costs and expenses as set forth below.

This Consolidated, Amended and Restated Promissory Note (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Note”) is issued pursuant to that certain Loan Agreement, dated as of the date hereof, by and among Borrowers, Lender and the other parties thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) and amends, restates and consolidates, and is issued in substitution for and replacement of that certain (i) Gap Note dated as of the date hereof made by the Borrowers in favor of Lender in the principal amount of $11,000,000 (the “Gap Note”), and (ii) that certain Promissory Note, dated as of May 26, 2026, by NY PropCo in favor of IIP-NY 2 LLC, a Delaware limited liability company in the principal amount of $49,000,000 (the “Existing Note”) as such promissory notes are being consolidated pursuant to the terms herein, provided, however, that nothing herein shall be construed to constitute payment of, or impair, limit, cancel, or extinguish, or constitute novation in respect of, the obligations and liabilities evidenced by the Gap Note or the Existing Note. The terms and conditions of the Loan Agreement (including, without limitation, the Events of Default (as defined therein)) are hereby incorporated herein by reference. The Loan Agreement provides for Lender’s commitment under the terms and conditions set forth therein to advance the principal amount of the Loan evidenced by this Note for the purposes and on the terms set forth in the Loan Agreement and in the other Loan Documents (as defined in the Loan Agreement).

Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

1.             DEFINITIONS. As used herein, the following terms shall have the following definitions:

“Default Rate” means the annual interest rate equal to the lesser of (a) the Interest Rate plus four percent (4.00%), or (b) the Maximum Rate Lender may charge Borrowers pursuant to all Applicable Laws.

“Interest Rate” means a fixed rate of interest per annum equal to eight and one-half percent (8.50%).

“Late Charge” means five percent (5%) of any amounts due under this Note or the other Loan Documents and not paid prior to the date that is five (5) days following the date when due other than payment of the balance of the Loan, interest and other charges due and payable on the Maturity Date, whether by acceleration or otherwise.

2.             FUNDING OF LOAN. Proceeds of the Loan will be disbursed on the Closing Date in accordance with the terms and conditions set forth in the Loan Agreement.

3.             INTEREST RATE.

(a)            Interest. Interest on the principal amount of the Loan outstanding from time to time hereunder shall accrue at the rate of interest per annum equal to the Interest Rate.

(b)            Daily Interest Accrual, Calculation. Interest per annum shall be calculated on the basis of actual number of days elapsed and an assumed three hundred sixty (360) day year. Any sums due on a day that is not a Business Day shall be due on the following Business Day with interest calculated in accordance with this Section and paid in accordance with the terms hereof. Interest shall accrue on any day that any principal of the Loan is outstanding, including days that are not Business Days.

4.             PAYMENTS.

(a)            Monthly Payments. Unless sooner accelerated upon the occurrence of an Event of Default (at the option of Lender in its sole and absolute discretion), Borrowers shall make monthly payments in an amount equal to the accrued and unpaid interest on the outstanding principal amount of the Loan (the “Monthly Interest-Only Payment”), commencing on the date that is one (1) month following the Closing Date and continuing on the same day of each month thereafter (each a “Monthly Payment Date”) for a period of six (6) months (the “Interest-Only Period”). On the Monthly Payment Date of the month immediately following the expiration of the Interest-Only Period, Borrowers shall make monthly payments of principal and interest in the amount set forth below, and continuing on each Monthly Payment Date thereafter until the entire Loan is Paid in Full or the Maturity Date, whichever first occurs (unless sooner accelerated by the Lender upon the occurrence of an Event of Default). In the event the Monthly Payment Date is not a Business Day, then such Monthly Payment shall be due on the Business Day immediately succeeding such Monthly Payment Date. For purposes herein, the term “Monthly Payment” means and refers to each monthly payment due hereunder, whether it be a Monthly Interest-Only Payment during the Interest-Only Period or any such Monthly Payment of principal and interest after the expiration of the Interest-Only Period.

(i)             On each Monthly Payment Date following the expiration of the Interest-Only Period, Borrowers shall make monthly payments of principal and interest, payable in arrears (i.e., “mortgage style”), at the Interest Rate on the then outstanding principal balance of the Loan sufficient to fully amortize the outstanding balance due on the Loan over a period of ten (10) years; and

(ii)            Upon the Maturity Date, the entire outstanding balance due on the Loan (including all outstanding principal, interest and other charges due hereunder) shall be due and payable in full.

(b)            Prepayments. Borrowers may from time to time prepay the Loan in whole or in part, provided that, Borrowers comply with the provisions of Section 3.3 of the Loan Agreement, including, without limitation, the payment, if applicable, of the prepayment premium set forth therein. Each prepayment shall be applied to the Loan as provided in Section 16 below.

5.             DEFAULT RATE; LATE CHARGE.

(a)            Interest on Overdue Amounts. To the maximum extent permitted by Applicable Law, principal, interest and other fees, charges, costs and expenses not paid when due shall accrue interest, payable on demand, from and after the date when due or, with respect to amounts for which a cure period is provided under the Loan Agreement, after the expiration of such cure period, until the date when actually paid at the Default Rate.

(b)            Late Charges. Borrowers agree to pay, on demand and in addition to all other amounts payable hereunder, a Late Charge with respect to any payment paid after the date that is five (5) calendar days following the date when due. The assessment or collection of a Late Charge is not intended and shall not be construed to permit payment of any amount payable hereunder beyond the applicable due date thereof. The time period allowed before the assessment of a Late Charge is not intended and shall not be construed as an additional grace or cure period with respect to payment or performance of any obligation hereunder. The Late Charge is intended to help defray the expenses incurred by Lender in handling and processing delinquent payments and to compensate Lender for the loss of the use of the funds constituting the delinquent payment. Notwithstanding the generality of the foregoing, the Late Charge shall not apply to the balance of the principal, interest and other charges due and payable on the Maturity Date.

6.             EVENTS OF DEFAULT. The entire unpaid principal balance of this Note and all accrued and unpaid interest thereon and all other fees, charges, and reasonable and documented out-of-pocket costs and expenses hereunder shall become immediately due and payable, without demand, at the sole option of Lender, upon the earlier of (a) the Maturity Date, or (b) the occurrence of any one or more of the Events of Default set forth in the Loan Agreement, subject to any applicable cure periods, including, without limitation, the failure by Borrowers to pay when due and payable any payment of principal or interest due under this Note.

7.             REMEDIES. Following the occurrence and during the continuance of an Event of Default beyond any applicable cure period, in addition to any and all other remedies available to Lender under the Loan Agreement, the other Loan Documents, and Applicable Law, Lender may, at its option, without notice to Borrowers, declare the total unpaid principal balance of the Loan evidenced hereby and by the other Loan Documents, together with all accrued but unpaid interest thereon, and all other sums owing, immediately due and payable (provided, that upon the occurrence of an Event of Default described in Section 9.1(g) or Section 9.1(h) of the Loan Agreement, all Obligations shall become immediately due and payable, in each case without any action by Lender).

8.             SECURITY. This Note is secured, from time to time, now or hereafter, as provided in the Mortgages, the Security Agreement and other Loan Documents. Payment and performance of this Note shall be secured by any and all such Loan Documents, with or without specific reference to this Note, and all Loan Documents executed in connection with this Note shall also secure any and all other Obligations to Lender.

9.             WAIVERS AND CONSENTS BY BORROWERS. Sections 9.4 (Remedies), 9.6 (Remedies Not Exclusive) and 11.15 (Appointment of Borrower-Agent; Nature and Extent of Each Borrower’s Liability) of the Loan Agreement are hereby incorporated by reference, mutatis mutandis. Each Borrower hereby waives demand, presentment, notice, protest and any and all other demands or notices (other than those expressly set forth in the Loan Documents) otherwise required to be given to Borrowers in connection with the delivery, acceptance, acceleration, endorsement, performance, default or enforcement of this Note. No Borrower may seek contribution with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Lender with respect to any of the Obligations or any collateral security therefor from any other Loan Party unless and until all Obligations to Lender of such Loan Party from whom contribution is sought have been Paid in Full, and each Borrower subordinates any and all rights against other Loan Parties to the rights of Lender against such other Loan Parties; provided, however, that the foregoing shall not be construed to otherwise restrict the right of the Borrowers to make distributions provided that such distributions are solely and explicitly in accordance with the terms of the Loan Agreement.

10.           AUTHORIZATIONS BY BORROWERS. Each Borrower hereby irrevocably authorizes Lender to charge or debit any deposit account any Borrower maintains with Lender, including, without limitation, the Operating Account and the Reserve Account, to effect any payment due hereunder or under any of the Loan Documents all without prior notice; provided, however, that Lender shall send written notice to Borrower-Agent apprising Borrowers of such application (including the amount thereof) promptly following Lender’s making of such application.

11.           CURRENCY AND PAYMENTS. All payments on this Note shall be made in accordance with Section 3.6 of the Loan Agreement.

12.           LEGAL LIMITATIONS ON INTEREST. This Note is subject to the express condition that at no time shall Borrowers be obligated or required to pay interest on the principal balance of this Note at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Rate. If, by the terms of this Note, Borrowers are at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Rate, the Interest Rate shall be deemed to be immediately reduced to the Maximum Rate and all previous payments in excess of the Maximum Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

13.           PARTIAL INVALIDITY; HEADINGS. If any provision of this Note is found to be invalid, illegal or unenforceable, the validity of the remainder of the Note shall not be affected. Section headings are for convenience of reference only and are not a part of this Note.

14.           BOOKS AND RECORDS. Lender’s books and records concerning the Loan, the accrual of interest thereon, and the repayment of the principal amount of the Loan and interest thereon, shall be prima facie evidence of the indebtedness owed under this Note, in the absence of manifest error, and Borrowers shall have the right to inspect such books and records at any reasonable time upon reasonable prior notice. In any proceeding with respect to this Note and to the extent permitted under Applicable Law, any photographic, photostatic, electronic regeneration, microfilm or similar reproduction of this Note shall be admissible in evidence as though it were the original, whether or not the original hereof is in existence and whether or not such reproduction was made in the regular course of business.

15.           GOVERNING LAW; CONSENT TO JURISDICTION; JURY WAIVER. Sections 11.7 (Governing Law; Consent to Jurisdiction) and 11.8 (Jury Waiver) of the Loan Agreement are hereby incorporated by reference, mutatis mutandis.

16.           APPLICATION OF PAYMENTS. Except as otherwise set forth in Section 3.6.3 of the Loan Agreement, all payments received by Lender with respect to the indebtedness evidenced by this Note shall be applied, first to any fees, charges, reasonable and documented out-of-pocket costs and expenses then owed to Lender by the Loan Parties; second, to accrued and unpaid interest (including interest at the Default Rate, if applicable); and finally, to the unpaid principal balance of the Loan remaining.

17.           AUTHORITY TO ADVANCE. Each Borrower hereby authorizes Lender to advance any funds Lender deems reasonably necessary to protect Lender’s interests in the Mortgaged Properties or otherwise made pursuant to the terms of the Loan Documents (including, without limitation, payment of any and fees, charges, all reasonable and documented out-of-pocket costs and expenses, including, without limitation, all reasonable and documented out-of-pocket attorneys’ fees and expenses) due hereunder. Such authorization shall not obligate, in any way, Lender to make any such advances.

18.           MANNER IN WHICH PARTIES ARE BOUND. Borrowers are jointly and severally liable for all obligations set forth in this Note. The provisions of this Note shall be binding upon Borrowers and each Borrower’s successors and permitted assigns, and shall inure to the benefit of Lender and its successors and permitted assigns. Each reference in this Note to any Loan Party refers to each such person or entity individually and also to all such persons or entities jointly and severally. The release or discharge of any Borrower with respect to this Note shall not release or discharge any other Loan Party, except to the extent of payments actually received and retained by Lender.

19.           CONFLICTS. To the extent that any provision of this Note is inconsistent with any corresponding provision in the Loan Agreement, then the more restrictive provisions shall control. To the extent possible, however, provisions of this Note and the other Loan Documents shall be interpreted to complement and supplement each other and the absence of any provision or portion thereof in one such Loan Document shall not be deemed to be an inconsistent provision with the other such Loan Document which contains such provisions or portion thereof.

20.           NOTICES. All notices, demands, requests, consents, approvals or communications required under this Note shall be in writing and shall be deemed to have been properly given if sent in accordance with the notice provisions contained in the Loan Agreement.

21.           NON-PERSONAL PURPOSES; COMMERCIAL TRANSACTION. EACH BORROWER REPRESENTS TO LENDER THAT THE PROCEEDS OF THIS NOTE WILL NOT BE USED FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. EACH BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ITS RIGHTS TO PRIOR NOTICE AND HEARING AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE.

22.           ACKNOWLEDGEMENT OF TERMS AND RECEIPT OF COPY. EACH BORROWER ACKNOWLEDGES READING AND AGREEING TO ALL THE TERMS AND CONDITIONS OF THIS NOTE AND EACH BORROWER ACKNOWLEDGES RECEIPT OF AN EXACT COPY OF THIS NOTE.

23.           Reserved.

24.           Joint and Several Liability. The liabilities of the Borrowers for amounts due under this Note are joint and several; provided, however, the release by the Lender of any individual Borrower or Guarantor shall not release any other Person obligated on account of this Note.

25.           Consolidation.

(a)            Each Borrower represents and warrants that, as of the date of this Note, there is due, owing and unpaid on (i) the Existing Note, the aggregate outstanding principal balance of $49,000,000.00, without offset, defense, or counterclaim of any kind or nature to the performance of NY PropCo’s or any other Person’s obligations under the Existing Note as modified by this Note, and (ii) the Gap Note, the aggregate outstanding principal balance of $11,000,000.00, without offset, defense, or counterclaim of any kind or nature to the performance any Borrower’s obligations under the Gap Note as modified by this Note. Each Borrower represents and warrants that, as of the date of this Note, there exists no default and no event, condition or state of facts that, with notice or the passage of time, or both, would constitute a default or an event of default under the Existing Note, the Gap Note, any mortgage securing any of the Existing Note or the Gap Note, or any of the other loan documents executed in connection therewith, as the case may be.

(b)            The Existing Note and the Gap Note are hereby consolidated to create a single debt (the “Debt”) in the aggregate principal amount of Sixty Million and 00/100 Dollars ($60,000,000.00), which Debt shall from this day forward, be evidenced and governed by, and payable on the terms and conditions set forth in, this Note. All of the terms, covenants and conditions of this Note shall apply from the date herein and supersede all the terms, covenants and conditions of the Existing Note and the Gap Note as originally executed.

(c)            Each Borrower hereby (i) acknowledges that Lender may now or in the future not have possession of originals or copies of certain of the notes constituting the Existing Note, (ii) acknowledges that Lender is the owner of the Existing Note, the Gap Note, the Existing Mortgage of record and the Gap Mortgage of record (together with the Existing Mortgage, collectively, the “Recorded Mortgages”) that are modified and extended by this Note and secured by the Security Agreement, Mortgages and other Loan Documents, (iii) represents that the assignment of the Existing Note and the Existing Mortgage were duly authorized and such assignments are legally enforceable, (iv) acknowledges that the Borrowers have received the tax benefits resulting from the assignment of the Existing Mortgage, and the consolidation of the Recorded Mortgages was done at the request of the Borrowers and solely for the Borrowers’ benefit, and (v) acknowledges that Lender would not have made the loan evidenced by the Gap Note without the terms of this paragraph, on which the Lender is expressly relying. Each Borrower hereby waives any and all rights and defenses, releases and indemnifies the Lender for, assumes liability for, and agrees to pay, protect, defend and save the Lender harmless for, from and against, any and all liabilities, obligations, losses, damages, costs and expenses (including, without limitation, attorneys’ fees), causes of action, suits, claims, demands and judgments of any nature or description whatsoever that may at any time be imposed upon, incurred by or awarded against the Lender as a result of the Lender not having possession of any original document comprising the Existing Note, the Existing Mortgage, or any part of any thereof, or in connection with any lost note affidavit or similar document with regard to the Existing Note or the Existing Mortgage or any assignment of any constituent note or mortgage, except to the extent determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the Lender’s gross negligence or willful misconduct. Each Borrower, for itself and for its successors and assigns, hereby forever waives any requirement that the Lender (y) produce, deliver, display, indorse, exhibit, or otherwise demonstrate possession of any originals or copies of the Existing Note or prove due execution or authority to execute any assignment of Existing Note or the Existing Mortgage, or (z) deliver any bond, security, indemnity, affidavit or other documentation in connection with the Existing Note or the Existing Mortgage. Nothing contained in this Note shall in any way release any Borrower of the Borrowers’ obligations to make all payments under the Existing Note or the Gap Note, as modified and consolidated by this Note.

26.           CANNABIS LAWS. Section 12 of the Loan Agreement is hereby incorporated herein in its entirety, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrowers have executed this Note under seal as of the date first written above.

BORROWERS:

256 COUNTY ROUTE 117 PERTH LLC

By:	/s/ Tyson Macdonald
Name: Tyson Macdonald
Title: Chief Financial Officer

160 COMFORT ROAD, LLC

By:	/s/ Tyson Macdonald
Name: Tyson Macdonald
Title: Chief Financial Officer

VIREO PROPERTY HOLDINGS, LLC

By:	/s/ Tyson Macdonald
Name: Tyson Macdonald
Title: Chief Financial Officer

VIREO PROPERTY HOLDINGS NEW YORK, LLC

By:	/s/ Tyson Macdonald
Name: Tyson Macdonald
Title: Chief Financial Officer

VIREO PROPERTY HOLDINGS FLORIDA, LLC

By:	/s/ Tyson Macdonald
Name: Tyson Macdonald
Title: Chief Financial Officer

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